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                                                                   EXHIBIT 10.29

                             SYNCRA SOFTWARE, INC.
                                OPTION AGREEMENT

     THIS OPTION AGREEMENT ("Option" or "Agreement") is dated as of August 1, 1998 by and between Michael H. Forster ("Optionee") and Internet Capital Group, L.L.C. ("ICG").

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Grant of Option: Representations and Warranties.
     -----------------------------------------------

     (a) ICG hereby irrevocably grants to Optionee the right and option to purchase all or any part of an aggregate of 86,207 shares (the "Option Shares") of Series A Convertible Preferred Stock ("Series A Preferred Stock") of Syncra Software, Inc. ("Syncra") presently owned by ICG, on the terms and conditions set forth in this Agreement.

     (b) ICG hereby represents and warrants to Optionee: (i) that ICG is the sole and rightful owner of the Option Shares, free and clear of any and all liens, claims and encumbrances of any nature whatsoever; (ii) that ICG has the full and unrestricted right to grant the option hereunder without violation of any law or regulation or rights of any third party, including those of Syncra or any shareholder or affiliate of Syncra; and (iii) that, upon exercise of all or any part of the option granted hereunder, ICG shall have the full and unrestricted right to transfer the Option Shares to Optionee without violation of any law or regulation or rights of any third party, including those of Syncra or any shareholder or affiliate of Syncra.

2.   Term and Time of Exercise of Option: Option Price.
     -------------------------------------------------

     (a) This Option shall have a term of ten years, commencing on August 1, 1998 (the "Grant Date"), and ending at the close of business on August 1, 2008 (the "Termination Date"), except to the extent such term may be reduced in accordance with Sections 5 and 6 hereof. Upon the Termination Date, or upon such earlier date as may be applicable pursuant to Sections 5 and 6, the Option shall terminate and become null and void.

     (b) Subject to Sections 5 and 6, the Option Shares shall become exercisable in four cumulative approximately equal annual increments beginning on the first anniversary of the Grant Date. Thus, 21,552 Option Shares shall become exercisable one (1) year from the Grant Date; an additional 21,552 Option Shares shall become exercisable two (2) years from the Grant Date; an additional 21,552 Option shares shall become exercisable three (3) years from the Grant Date; and the remaining 21,551 Option Shares shall become exercisable four (4) years from the Grant Date.
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     (c)  This Option shall be exercisable at the purchase price of $2.32 per share (the "Option Price").

3.   Exercise of Option.
     ------------------

     (a) Subject to the terms and conditions of this Agreement, this Option may be exercised in whole or in part by delivery of a written notice to ICG at its principal office, now located at 435 Devon Park Drive, Wayne, Pennsylvania 19087, to the attention of Mr. Walter W. Buckley. Such notice shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised, and shall be signed by the person or persons exercising the Option. If the person exercising the Option is not the Optionee, he or she shall also deliver with the notice appropriate proof of his or her right to exercise the Option. No fractional shares may be purchased. Full payment of the applicable Option Price shall accompany such notice. Payment of the Option Price shall be by check payable to the order of ICG.

     (b) Upon receipt of notice of exercise and any necessary documentation and the payment of the Option Price, ICG shall take or cause to be taken such action as may be necessary to effect the transfer to Optionee of certificates representing the Option Shares with respect to which the Option has been exercised, including any actions required to be taken by Syncra or any other third party. All shares so issued shall be fully paid and nonassessable. This Option will remain in full force and effect to the extent it has no been exercised or otherwise terminated.

     (c) Optionee shall not be deemed for any purpose to be the owner of any shares of the Series A Preferred Stock unless and until (i) the Option shall have been exercised pursuant to the terms hereof and (ii) the shares of Series A Preferred Stock with respect to which the Option was exercised shall have been issued and delivered to the Optionee. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Series A Preferred Stock.

4.   Early Termination of Option Upon Termination of Consulting Services
     -------------------------------------------------------------------
     Agreement.
     ---------

     (a) If Optionee's relationship with ICG is terminated for any reason prior to the Termination Date for a reason other than death, Optionee may, at any time within a period of ninety (90) days after the date of such termination, exercise the Option to the extent (and only to the extent) the Option was exercisable on the date that the relationship was terminated. Upon the expiration of such ninety (90) day period, the Option shall, to the extent not previously exercised or terminated, terminate and become null and void.

     (b) If Optionee's relationship with ICG is terminated prior to the Termination Date due solely to the death of Optionee, Optionee's legal representative may, at any time within a period of six (6) months after the date of Optionee's death, exercise the Option to the extent (and only to the extent) the Option was exercisable on the date of Optionee's death. Upon the

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expiration of the foregoing six-month period, the Option shall, to the extent not theretofore exercised or terminated, terminate and become null and void.

     (c) Notwithstanding anything contained in the foregoing sections, in no event may the Option be exercised after the Termination Date.

5.   Effect of Change in Control.
     ---------------------------

     Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control (as defined below) of ICG or Syncra, the Option, to the extent not previously exercised or terminated on the date of such Change in Control, shall become immediately and fully exercisable. A Change in Control means the occurrence of any of the following events: (i) if more than 50% of the then outstanding equity ownership of ICG or Syncra, as applicable, sold or otherwise transferred to an entity which was not an equity holder of ICG or Syncra, as applicable, as of the day immediately after the Grant Date; (ii) the merger or consolidation of ICG or Syncra, as applicable, with or into another corporation (other than a merger or consolidation in which ICG or Syncra, as applicable, is the surviving corporation and which does not result in any capital reorganization or reclassification or other changes to ICG's or Syncra's capitalization, as applicable; (iii) a sale or disposition of all or substantially all of ICG's or Syncra's assets, as applicable; or (iv) a plan of liquidation or dissolution of ICG or Syncra, as applicable.

6.   Adjustment to Option Shares.
     ---------------------------

     The number of Option Shares and the Option Price shall be adjusted in the event of any change in the outstanding Series A Preferred Stock of Syncra by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares or other similar corporate change. Subject to Section 5, in the event of any liquidation, dissolution, merger or consolidation of Syncra the Option shall continue in effect in accordance with the terms of this agreement and Optionee shall be entitled to receive for each Option Share upon the exercise of the Option the same number and kind of stock, securities, cash, property or other consideration per share that each shareholder was entitled to receive in such liquidation, dissolution, merger or consolidation.

7.   Miscellaneous.
     -------------

     (a) The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement, and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

     (b) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its choice or conflict of law rules.

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     (c)  This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     (d) The Optionee understands that the Option Shares have not been registered under the Securities Act of 1933 and must be held indefinitely unless they are subsequently registered under such Act or an exemption from such registration is available upon disposition. Syncra may, but shall not be required to, register all or any part of the Option Shares.

     (e) This Agreement shall inure to the benefit of and be binding upon ICG's successors and assigns. All obligations imposed upon Optionee and all rights granted to Optionee under this Agreement shall be binding upon and inure to the benefit of Optionee's heirs, executors, Administrators, and successors.

     (f) This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     (g) Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

IN WITNESS WHEREOF, the parties have executed this Option as of the day and year first above written.

                                    INTERNET CAPITAL GROUP, L.L.C.

                                    By:  /s/ WALTER W. BUCKLEY, III
                                        ___________________________
                                              President

                                    By:  /s/ MICHAEL H. FORSTER
                                        ___________________________
                                              Optionee

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